Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, the undersigned certifies that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2015 of Quest Diagnostics Incorporated, as being filed with the Securities and Exchange Commission concurrently herewith, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)) and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Quest Diagnostics Incorporated.

Dated:	October 29, 2015	/s/ Stephen H. Rusckowski

Stephen H. Rusckowski
President and Chief Executive Officer